Exhibit 4.5

ALIBABA GROUP HOLDING LIMITED

SECOND AMENDED AND RESTATED 2014 POST-IPO EQUITY INCENTIVE PLAN

Amended and Restated effective on May 25, 2022

1.Purposes of the Plan.

The purposes of this Alibaba Group Holding Limited Second Amended and Restated 2014 Post-IPO Equity Incentive Plan (the “Plan”) is to enable Alibaba Group Holding Limited, a Cayman Islands company (the “Company”), to attract and retain the services of employees, directors and consultants considered essential to the success of the Company and the Group Members (as defined below) (collectively, the “Group”) by providing additional incentives to promote the success of the Group as a whole. Options granted under the Plan may be “Incentive Stock Options” or “Nonstatutory Stock Options”, as determined by the Administrator (as defined below) at the time of grant. Restricted Shares, Restricted Share Units and Share Appreciation Rights (each as defined below) may also be granted under the Plan.

2.Definitions and Interpretation.
(a)Definitions. In this Plan, unless the context otherwise requires, the following expressions shall have the following meanings:

“Administrator” means the Committee or in the absence of the Committee, the Board.

“Applicable Law” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable stock exchange or automated quotation system, of any jurisdiction applicable to Awards granted to residents therein.

“Award” means an Option, Restricted Share, Restricted Share Unit or Share Appreciation Right award granted to a Participant pursuant to the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

“Board” means the Board of Directors of the Company.

“Business” means any Person, which carries on activities for profit, and shall be deemed to include any affiliate of such Person.

“Cause” means, with respect to a Participant:

(i)any commission of an act of theft, embezzlement, fraud, dishonesty, ethical breach or other similar acts, or commission of a felony or a lesser crime involving moral turpitude;
(ii)any material breach of any agreement or understanding

between the Participant and any Group Member including, without limitation, any applicable intellectual property and/or invention assignment, employment, non-competition, confidentiality or other similar agreement (the occurrence of which breach shall be determined in accordance with the governing law and, unless the Company determines otherwise in its sole discretion, the dispute resolution provisions that are set forth in, or are otherwise applicable under, the relevant agreement or understanding);

(iii)any material misrepresentation or omission of any material fact in connection with the Participant’s employment with any Group Member or service as a Service Provider;

(iv)any material failure to perform the customary duties as an Employee, Consultant or Director, to obey the reasonable directions of a supervisor or to abide by the policies or codes of conduct of any Group Member;

(v)any conduct to make, procure, or arrange to be made any disparaging statement (including but not limited to any libel, slander or spreading of rumors) of any Group Member, and any officer, employee or agent, both past and present, of any Group Member, to any person by any means whatsoever that has material adverse impact on any Group Member, and/or any officer, employee or agent, both past and present, of any Group Member; provided, that this provision shall not apply to any conduct or communication that is protected by Applicable Law; or

(vi)any other conduct that is materially adverse to the name, reputation or interests of the Group.

“Change in Control” means any of the following transactions:

(i)an amalgamation, arrangement, merger, consolidation or scheme of arrangement in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated or which following such transaction the holders of the Company’s voting securities immediately prior to such transaction own more than fifty percent (50%) of the voting securities of the surviving entity;

(ii)the sale, transfer or other disposition of all or substantially all of the assets of the Company (other than to a Subsidiary);

(iii)the completion of a voluntary or insolvent liquidation or dissolution of the Company;

(iv)any takeover, reverse takeover, scheme of arrangement, or series of related transactions culminating in a reverse takeover or scheme of arrangement (including, but not limited to, a tender offer followed by a takeover or reverse takeover) in which the Company survives but (A) the securities of the Company outstanding immediately prior to such transaction are converted or exchanged by virtue of the transaction into other property, whether in the form of securities, cash or otherwise, or (B) the securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such transaction culminating in such takeover, reverse takeover or scheme of arrangement, or (C) the Company issues new voting securities in connection with any such transaction such that holders of the Company’s voting securities immediately prior to the transaction no longer hold more than fifty percent (50%) of the voting securities of the Company after the transaction; or

(v)the acquisition in a single or series of related transactions by any person or related group of persons (other than Employees of one or more Group Members or entities established for the benefit of the Employees of one or more Group Members) of (A) control of the Board or the ability to appoint a majority of the members of the Board, or (B) beneficial ownership (within the meaning of Rule 13d-3 under the U.S. Securities Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s then outstanding securities.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board to which the Board has delegated power to act pursuant to the provisions of this Plan; provided, that in the absence of any such committee, the term “Committee” shall mean the Board.

“Company” has the meaning set forth in Section 1.

“Competitor” means any Business that is engaged in or is about to become engaged in any activity of any nature that competes with a product, process, technique, procedure, device or service of any Group Member. The Administrator may determine from time to time in its sole discretion a list of Competitors that will be applicable under any Award Agreements.

“Consultant” means any Person who is engaged by a Group Member to render consulting or advisory services to a Group Member who may be offered securities registrable on Form S-8 under the U.S. Securities Act or pursuant to Rule 701 of the U.S. Securities Act, or any other available exemption, as applicable.

“Director” means a member of the board of directors of a Group Member.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Administrator; provided, that for purposes of Incentive Stock Options, “Disability” means a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

“Effective Date” means September 19, 2014.

“Employee” means any person who has an employment relationship with any Group Member. A Service Provider shall not cease to be an Employee in the case of any leave of absence approved by the relevant Group Member under Applicable Laws.

“Fair Market Value” means, as of any date, the value of Shares determined as follows:

(i)if the Shares are listed on one or more established stock exchanges or traded on one or more automated quotation systems, then, as the Administrator deems appropriate in its sole discretion, the Fair Market Value shall be the closing sales price for such Shares as quoted on any such exchange or system on which the Shares are listed or traded on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law, or, if the date of determination is not a Trading Date, the closing sales price as quoted on such exchange or system on which the Shares are listed or traded on the Trading Date immediately preceding the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law;

(ii)if depositary receipts representing the Shares are listed on one or more established stock exchanges or traded on one or more automated quotation systems, then, as the Administrator deems appropriate in its sole discretion, the Fair Market Value shall be the closing sales price for such depositary receipts as quoted on any such exchange or system on the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law, or, if the date of determination is not a Trading Date, the closing sales price as quoted on such exchange or system on which the depositary receipts are listed or traded on the Trading Date immediately preceding the date of determination, as reported in Bloomberg or such other source as the Administrator deems reliable unless otherwise prescribed by any Applicable Law, and in each case divided by the number of Shares that are represented by such depositary receipts;

(iii)if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the date of determination; or

(iv)in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Administrator.

“Family Member” means (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the U.S. Securities Act (collectively, the “Immediate Family Members”, which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, and any person sharing the Participant’s household (other than a tenant or employee); (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (iv) any other transferee as may be approved either (A) by the Administrator in its sole discretion, or (B) as provided in the applicable Award Agreement; provided, that the Participant gives the Administrator advance written notice describing the terms and conditions of the proposed transfer and the Administrator notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

“Group” has the meaning set forth in Section 1.

“Group Member” means the Company, any Subsidiary or any Related Entity.

“Holding Vehicle” means a trust or other entity that the Company may establish to act as a holding vehicle for Shares and/or depositary receipts representing Shares.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase one Share, or a fixed number of Shares, as determined by the Administrator and set forth in the applicable Award Agreement granted pursuant to the Plan.

“Participant” means the holder of an outstanding Award granted under the Plan.

“Person” means any natural person, firm, company, corporation, body corporate, partnership, association, government, state or agency of a state, local, municipal or provincial authority or government body, joint venture, trust, individual proprietorship, business trust or other enterprise, entity or organization (whether or not having separate legal personality).

“Plan” has the meaning set forth in Section 1.

“Prior Plans” means, collectively, the Company’s 1999 Share Option Plan, the Company’s 2004 Share Option Plan, the Company’s 2005 Share Option Plan, the Company’s 2007 Share Incentive Plan and the Company’s 2011 Share Incentive Plan.

“Related Entity” means any Person (including any subsidiary thereof) in or of which the Company or a Subsidiary holds a substantial economic interest, or possesses the power to direct or cause the direction of the management policies, directly or indirectly, through the ownership of voting securities, by contract, or other arrangements as trustee, executor or otherwise, but which, for purposes of the Plan, is not a Subsidiary and which the Administrator designates as a Related Entity. For purposes of the Plan, any Person in or of which the Company or a Subsidiary owns, directly or indirectly, securities or interests representing twenty percent (20%) or more of its total combined voting power of all classes of securities or interests shall be deemed a “Related Entity” unless the Administrator determines otherwise.

“Restricted Share” means a Share subject to restrictions and repurchase rights granted pursuant to the Plan.

“Restricted Share Unit” means the right to receive one Share, or a fixed number of Shares, as determined by the Administrator and set forth in the applicable Award Agreement, at a future date granted pursuant to the Plan.

“Service Provider” means any Person who is an Employee, a Consultant or a Director; provided, that Awards shall not be granted to any Consultant or Director in any jurisdiction in which, pursuant to Applicable Laws, grants to non-employees are not permitted. If any Person is a Service Provider by reason of being an Employee, Director or Consultant to the Company, any Subsidiary or a Related Entity and (i) such Person’s service is transferred to the Company, another Subsidiary or a Related Entity, or (ii) such Person’s status as a Service Provider changes (for example, a Person was an Employee and becomes a Consultant), then the Administrator, in its sole discretion, may determine that such Person’s service as a Service Provider has terminated as a result of such transfer or change of status, as applicable for any or all purposes of any Award, Award Agreement and the Plan.

“Share” means an ordinary share of the Company, par value US$0.000003125 per share, as adjusted in accordance with Section 12(a) below.

“Share Appreciation Right” means a right to receive a payment equal to the excess of the Fair Market Value of one Share, or a fixed number of Shares, as determined by the Administrator and set forth in the applicable Award Agreement, on the date the Share Appreciation Right is exercised over the base price as set forth in the applicable Award Agreement, granted pursuant to the Plan.

“Specified Tortious Conduct” means, in each case as determined by the Administrator: (i) the material breach of any duty of confidentiality the Participant has towards any Group Member (the occurrence of which breach shall be determined in accordance with the governing law and, unless the Company determines otherwise in its sole discretion, the dispute resolution provisions that are set forth in, or are otherwise applicable under, the agreement in which the applicable duty is set forth or, if such duty arises under Applicable Laws, under the Applicable Law pursuant to which such duty arises); or (ii) any conduct to make, procure, or arrange to be made any disparaging statement (including but not limited to any libel, slander or spreading of rumors) of any Group Member, and/or any officer, employee or agent, both past and present, of any Group Member, to any person by any means whatsoever that has material adverse impact on any Group Member, and/or any officer, employee or agent, both past and present, of any Group Member; provided, that this provision shall not apply to any conduct or communication that is protected by Applicable Law of the jurisdiction in which such conduct or communication occurred.

“Subsidiary” means any Person Controlled by the Company. “Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person whether through the ownership of the voting securities of such Person or by contract or otherwise; provided, that for purposes of Incentive Stock Options, a Subsidiary shall mean only any Person of which a majority of the outstanding voting securities or voting power is beneficially owned directly or indirectly by the Company. For purposes of the Plan, any “variable interest entity” that is consolidated into the consolidated financial statements of the Company under applicable accounting principles or standards as may apply to the consolidated financial statements of the Company shall be deemed a Subsidiary.

“Tax” means any income, employment, social welfare or other tax withholding obligations (including a Participant’s tax obligations) or any levies, stamp duties, charges or taxes required or permitted to be withheld or otherwise payable under Applicable Laws with respect to any taxable event concerning a Participant arising as a result of this Plan.

“Termination for Cause” means, in the case of a Participant, (i) the termination of the Participant’s status as a Service Provider for Cause; or (ii) the Participant’s termination without Cause or voluntary resignation as a Service Provider if the Administrator determines at any time that, before or after the Participant’s termination without Cause or resignation, a Group Member had Cause to terminate such Participant’s status as a Service Provider.

“Trading Date” means any day on which the Shares or depositary receipts representing the Shares are (i) publicly traded on one or more established stock exchanges or automated quotation systems under an effective registration statement or similar document under Applicable Law, or (ii) quoted by a recognized securities dealer.

“U.S. Person” means each Person who is a “United States Person” within the meaning of Section 7701(a)(30) of the Code (i.e., a citizen or resident of the United States, including a lawful permanent resident, even if such individual resides outside of the United States).

“U.S. Securities Act” means the United States Securities Act of 1933 and the regulations thereunder, as amended from time to time.

“U.S. Securities Exchange Act” means the United States Securities Exchange Act of 1934 and the regulations thereunder, as amended from time to time.

(b)Interpretation. Unless expressly provided otherwise, or the context otherwise requires:

(i)the headings in this Plan are for convenience only and shall not affect its interpretation;

(ii)the terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(iii)references to “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

(iv)references to “dollars” or “US$” shall be deemed references to the lawful money of the United States of America;

(v)references to clauses, sub-clauses, paragraphs, sub-paragraphs and schedules are to clauses, sub-clauses, paragraphs and sub-paragraphs of, and schedules to, this Plan;

(vi)use of any gender includes the other genders;

(vii)a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

(viii)a reference to any other document referred to in this Plan is a reference to that other document as amended, varied, novated or supplemented at any time; and

(ix)sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply.

3.Shares Subject to the Plan.
(a)Subject to the provisions of Sections 12 and paragraph (b) of this Section 3, the maximum aggregate number of Shares which may be subject to Awards under the Plan is (i) the number of Shares authorized for issuance under the Prior Plans, in an amount equal to the sum of (A) the number of Shares that were not granted under options, restricted shares, restricted share units, share purchase rights or other awards (or any portions thereof) pursuant to Prior Plans, plus (B) the number of Shares that were granted under options, restricted shares, restricted share units, share purchase rights or other awards (or any portions thereof) pursuant to the Prior Plans that have terminated, expired, lapsed, become ab initio void or been cancelled for any reason without having been exercised in full or would have otherwise become available again for grant or award under such Prior Plans; plus (ii) on April 1, 2015 and each anniversary thereof, an additional amount equal to the lesser of (A) 200,000,000 Shares, and (B) such lesser number of Shares determined by the Board. Subject to Section 12 and paragraph (b) of this Section 3, the maximum number of Incentive Stock Options that may be granted is 200,000,000.

(b)If an Award (or any portion thereof) terminates, expires, lapses, becomes ab initio void or is cancelled for any reason, any Shares subject to the Award (or such portion thereof) shall again be available for the grant of an Award pursuant to the Plan (unless the Plan has terminated). If any Award (in whole or in part) is settled in cash or other property in lieu of Shares, then the number of Shares subject to such Award (or such portion of an Award) shall again be available for grant pursuant to the Plan. However, Shares that have actually been issued under the Plan pursuant to Awards under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if any (i) Restricted Shares or (ii) Shares issued to a Participant upon the grant, vesting or exercise, as the case may be, of any Award (or a portion thereof) are returned to the Company because the Award becomes ab initio void pursuant to Section 16 or pursuant to the provisions of any Award Agreement, then such Restricted Shares or Shares which have been returned to the Company shall become available for future grant under the Plan (to the extent permitted under Applicable Laws).

(c)Shares withheld or not issued by the Company upon the grant, exercise or vesting of any Award under the Plan, in payment of the exercise or purchase price thereof or Tax obligation or withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(a).
4.Administration of the Plan.
(a)Administrator. The Plan shall be administered by the Administrator (except as otherwise permitted herein).
(b)Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. Subject to the provisions of the Plan, the Administrator shall have the power and authority, in its discretion:

(i)to select the Service Providers to whom Awards may from time to time be granted hereunder;

(ii)to determine the type or types of Awards to be granted to each Service Provider;

(iii)to determine Fair Market Value;

(iv)to determine the number of Shares to be covered by each such Award granted hereunder;

(v)to prescribe the forms of Award Agreement for use under the Plan, which need not be identical for each Participant and to amend any Award Agreement provided, that: (A) the rights or obligations of the Participant holding the Award that is the subject of any such Award Agreement are not affected adversely by such amendment; (B) the consent of the affected Participant is obtained; or (C) such amendment is otherwise permitted under the Plan. Any such amendment of a grant or Award under the Plan need not be the same with respect to each Participant;

(vi)to determine the terms and conditions of any Award granted hereunder (such terms and conditions to include, but not be limited to, the exercise or purchase price (if any), the time or times when Awards may be vested, issued or exercised, as the case may be (which may be based on performance criteria), the times at which Shares are deliverable under a Restricted Share Unit, whether any Award may be paid in cash or Shares, and any rules for tolling the vesting of awards upon a leave of absence or suspension of employment, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(vii)to determine any vesting acceleration or waiver of any voiding of Awards, and any restriction or limitation regarding any Awards or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine);

(viii)to determine all matters and questions relating to whether a Participant’s status as a Service Provider has been suspended or terminated, including without limitation if any termination was for Cause or for Disability, and to determine the effective date of such suspension or termination (which it may determine to be the date of notice of resignation or the date of an act or omission by such Participant) and all questions of whether particular leaves of absence constitute a termination of the Service Provider;

(ix)to determine whether a Business is a Competitor of the Company;

(x)to prescribe, amend and rescind rules and regulations relating to the Plan and the administration of the Plan and all Award Agreements, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred Tax treatment under the tax laws of any jurisdiction;

(xi)to allow the Participants to satisfy Tax obligations by having the Company withhold from Awards (or a portion thereof), that number of Shares having a Fair Market Value equal to the amount required to be withheld as set forth in Section 13(j) below;

(xii)to take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with Applicable Laws or any necessary local governmental regulatory exemptions or approvals or listing requirements of any securities exchange or automated quotation system;

(xiii)to construe, interpret, reconcile any inconsistency in, correct any defect in and/or supply any omission in the terms of the Plan, any Award Agreement and Awards granted pursuant to the Plan; and

(xiv)make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

(c)Action by the Administrator. The Administrator may act at a meeting or in writing signed by all members in lieu of a meeting. The Administrator is entitled to, in good faith, rely or act upon any report or other information furnished by any officer or other employee of any Group Member, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
(d)Effect of Administrator’s Decision. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan and any Award Agreement, and all decisions, determinations and interpretations of the Administrator shall be final, binding and conclusive for all purposes and upon all Participants.
(e)Delegation of Authority. To the extent permitted by Applicable Laws, the Administrator may from time to time delegate to one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Section 4. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegate.
5.Eligibility.
(a)Subject to the terms of the Plan, all forms of Awards may be granted to any Service Provider. Incentive Stock Options, however, may be granted only to employees of the Company or a Subsidiary. Except for grants of Incentive Stock Options, for purposes of this Section 5(a), “Service Providers” shall include prospective Service Providers to whom Awards are granted in connection with written offers of a service relationship with a Group Member.
(b)An Option that is intended to be an Incentive Stock Option shall be so designated in the Award Agreement.
(c)Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with any Group Member, nor shall it interfere in any way with his or her right or any Group Member’s right to terminate such relationship at any time, with or without Cause.
(d)Unless the Administrator provides otherwise, vesting of Awards granted hereunder shall be tolled during any unpaid leave of absence in accordance with such rules as the Administrator shall determine.
6.Terms of Awards.
(a)Term. The term of each Award shall be stated in the Award Agreement; provided, that the term shall be no more than ten (10) years from the date of grant thereof. Subject to the foregoing, except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Award, and may extend the time period during which vested Awards may be exercised, in connection with any termination of Participant’s status as a Service Provider, and may amend any other term or condition of an Award relating to such termination.

(b)Timing of Granting of Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award or such other future date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable time after the date of such grant.
(c)Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan (or any other award granted pursuant to another compensation plan). Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards (or any other award granted pursuant to another compensation plan).
(d)Award Agreement. All Awards shall be evidenced by an Award Agreement setting forth the number of Shares subject to the Award and the terms and conditions of the Award, which shall not be inconsistent with the Plan; provided, that if necessary to comply with Section 409A of the Code, for each U.S. Person the Shares subject to the Awards shall be “service recipient stock” within the meaning of Section 409A of the Code or the Award shall otherwise comply with Section 409A of the Code.
(e)Vesting. The period during which an Award, in whole or in part, vests shall be set by the Administrator, and the Administrator may determine that an Award may not vest in whole or in part for a specified period after it is granted. Such vesting may be based on service with a Group Member or any other criteria selected by the Administrator. At any time after grant of an Award, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Award vests. No portion of an Award which is unvested or unexercisable at the termination of Participant’s status as a Service Provider shall thereafter become vested or exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Award.
(f)Issuance of Shares. Shares issued upon grant, exercise or vesting of an Award (or any portion thereof) shall be issued in the name of the Participant, or, if requested by the Participant and approved by the Administrator, in the name of the Participant and his or her spouse, or in the name of Family Members. The Shares may be delivered from the Holding Vehicle in lieu of being issued by the Company.
(g)Termination of Relationship as a Service Provider. If a Participant’s status as a Service Provider terminates, such Participant may exercise any unexercised Award (to the extent exercisable) within such period of time as is specified in the Award Agreement to the extent that the Award is vested and exercisable on the date of termination (but in no event later than the expiration of the term of the Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, and except as provided in Sections 6(h), 6(i) and 16, Awards shall remain exercisable for three (3) months following the Participant’s termination. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Award, the unvested portion of such Award shall be deemed cancelled or lapsed and the Shares covered by the unvested portion of the Award shall revert to the Plan and again be available for grant or award under the Plan. If, after termination, the Participant does not exercise his or her Award within the time specified by the Administrator, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan and again be available for grant or award under the Plan.

(h)Disability of Participant. If a Participant’s status as a Service Provider terminates as a result of the Participant’s Disability, the Participant may exercise any unexercised Award (to the extent exercisable) within such period of time as is specified in the Award Agreement to the extent the Award is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, on the date of termination, the Participant is not vested as to his or her entire Award, the unvested portion of such Award shall be deemed cancelled or lapsed and the Shares covered by the unvested portion of the Award shall revert to the Plan and again be available for grant or award under the Plan. If, after termination, the Participant does not exercise his or her Award within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan and again be available for grant or award under the Plan.
(i)Death of Participant. If a Participant dies while a Service Provider, any unexercised Award (to the extent exercisable) may be exercised within such period of time as is specified in the Award Agreement to the extent that the Award is vested on the date of death of the Participant (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement) by the Participant’s estate or by a person who acquires the right to exercise the Award by bequest or inheritance. In the absence of a specified time in the Award Agreement, the Award shall remain exercisable for twelve (12) months following the Participant’s death. Unless otherwise specified in the Award Agreement or otherwise determined by the Administrator, if, at the time of death, the Participant is not vested as to the entire Award, the unvested portion of such Award shall be deemed cancelled or lapsed and the Shares covered by the unvested portion of the Award shall immediately revert to the Plan and again be available for grant or award under the Plan. If the Award is not so exercised within the time specified herein, the Award shall terminate, and the Shares covered by such Award shall revert to the Plan and again be available for grant or award under the Plan.
7.Options.
(a)Rights to Purchase. After the Administrator determines that it will offer Options under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Options, including, without limitation, the number of Shares subject to each Option, any vesting schedule and/or conditions, any minimum period for which any Option must be held before it can be exercised and/or any performance target which needs to be achieved by an Option-holder before the Option can be exercised.
(b)Exercise Price. The exercise price for each Option shall be determined by the Administrator and set forth in the Award Agreement which, unless otherwise determined by the Administrator, may be a fixed or variable price determined by reference to the Fair Market Value of the Shares over which such Option is granted; provided, that (i) no

Option may be granted to a U.S. Person with an exercise price per Share which is less than the Fair Market Value of such Shares on the date of grant, without compliance with Section 409A of the Code; (ii) a Nonstatutory Stock Option may be granted with an exercise price per Share that is lower than the Fair Market Value of such Shares on the date of grant if such Option is granted pursuant to an assumption or substitution for an option granted by another company, whether in connection with an acquisition of such other company or otherwise; (iii) in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the exercise price per Share shall be no less than 110% of the Fair Market Value per Share on the date of grant; (iv) the exercise price per Share shall not in any circumstances be less than the par value of the Share; and (v) the determination of the exercise price shall be subject to compliance with Applicable Laws and the requirements of any exchange on which the Shares are listed or traded. The exercise price of an Option may be amended or adjusted in the absolute discretion of the Administrator, provided, that (i) such adjustment complies with Section 409A of the Code, if applicable, and does not result in a materially adverse impact to the Participant; (ii) the exercise price per Share may not in any circumstances be reduced to less than the par value of the Share; and (iii) the determination of the exercise price shall be subject to compliance with Applicable Laws and the requirements of any exchange on which the Shares are listed or traded. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment of the exercise prices of Options mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Participants. For the further avoidance of doubt, the exercise price per Share is the exercise price per Option divided by the number of Shares for which the Option is exercisable.

(c)Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of:

(i)cash;

(ii)check;

(iii)promissory note;

(iv)if there is a public market for the Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the exercise price;

(v)Shares having a Fair Market Value equal to the aggregate exercise price for the Shares being purchased and satisfying such other reasonable requirements as may be imposed by the Administrator (including by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of such Shares to the Company); provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles);

(vi)by a “net exercise” method whereby the Company withholds from the delivery of Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the aggregate exercise price for the Shares for which the Option was exercised;

(vii)by such other consideration as may be approved by the Administrator from time to time to the extent permitted by Applicable Laws; or

(viii)any combination of the foregoing methods of payment.

In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(d)Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option and payment of the exercise price and Taxes which are required to be withheld or paid by the relevant Group Member. Full payment may consist of any consideration and method of payment permitted under Section 7(c) above.
(e)Rights as a Shareholder. Until the Shares subject to an Option are issued (by entry in the Company’s register of members), no right to vote or receive dividends (or distributions made upon the liquidation of the Company) or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.
(f)Substitution of Share Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Share Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable.
8.Restricted Shares.
(a)Rights to Purchase. After the Administrator determines that it will offer Restricted Shares under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Restricted Shares.
(b)Restrictions. All Restricted Shares shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Restricted Shares may not be sold or encumbered until all restrictions on such Restricted Shares are terminated or expire in accordance with the terms of the relevant Award Agreement. All Restricted Shares shall be held by the Company or the

Holding Vehicle, as applicable, in escrow for the Participant until all restrictions on such Restricted Shares have been removed.

(c)Voiding of Restricted Shares. If the price for the Restricted Shares was paid by the Participant in services, then upon termination as a Service Provider, the Participant shall no longer have any right in the unvested Restricted Shares and such Restricted Shares shall become ab initio void (and for these purposes, the Participant shall be deemed to have surrendered such Restricted Shares), and thereupon transferred to the Company or the Holding Vehicle, as applicable, without consideration. If a purchase price was paid by the Participant for the Restricted Shares (other than in services), then upon the Participant’s termination as a Service Provider, the unvested Restricted Shares then subject to restrictions shall become ab initio void and the Company shall pay to the Participant a cash price per share equal to the price paid by the Participant for such Restricted Shares or such other amount as may be specified in the Award Agreement.
(d)Rights as a Shareholder. Once the Restricted Shares are issued, subject only to the restrictions on such Restricted Shares as provided in the Award Agreement, the Participant shall have rights as a shareholder which are equivalent to the rights of other holders of Shares, and shall be a shareholder when he or she is recorded as the holder of such Restricted Shares upon entry in the Company’s register of members. No adjustment shall be made for a dividend or other right in respect of any Restricted Share for which the record date is prior to the date the Participant is entered on the Company’s register of members in respect of such Restricted Shares, except as provided in Section 12 of the Plan.
9.Restricted Share Units.
(a)Rights to Purchase. After the Administrator determines that it will offer Restricted Share Units under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Restricted Share Units, including, without limitation, the number of Shares subject to each Restricted Share Unit.
(b)Rights as a Shareholder. Until the applicable number of Shares are issued in settlement of a Restricted Share Unit, the Participant shall not have any rights as a shareholder with respect to such Shares.
10.Share Appreciation Rights.
(a)Rights to Purchase. After the Administrator determines that it will offer Share Appreciation Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to such Share Appreciation Rights, including, without limitation, the number of Shares subject to each Share Appreciation Right.
(b)Base Price. The price over which the appreciation of each Share Appreciation Right is to be measured shall be the base price as determined by the Administrator and set forth in the Award Agreement which, unless otherwise determined by the Administrator, may be a fixed or variable price determined by reference to the Fair Market Value of the Shares over which such Share Appreciation Right is granted; provided, that (i) no Share Appreciation Right may be granted to a U.S. Person with a base price per Share which is less than the Fair Market Value of such Shares on the date of grant, without compliance with Section 409A of the Code; (ii) Share Appreciation Rights may be granted with a base price per Share that is lower than the Fair Market Value of such Shares on the date of grant if such Share Appreciation Right is granted pursuant to an assumption or substitution for a share appreciation right granted by another company, whether in connection with an acquisition of such other company or otherwise; and (iii) the base price per Share shall not in any circumstances be less than the par value of the Share. The base price so established for a Share Appreciation Right may be increased or decreased in the absolute discretion of the Administrator, provided, that (i) such adjustment complies with Section 409A of the Code, if applicable, and does not result in a materially adverse impact to the Participant; and (ii) the base price per Share may not in any circumstances be reduced to less than the par value of the Share. For the avoidance of doubt, to the extent not prohibited by Applicable Laws, a downward adjustment in the base price mentioned in the preceding sentence shall be effective without the approval of the Board or the Company’s shareholders or the approval of the affected Participants.

(c)Payment. Payment for a Share Appreciation Right shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Administrator in the Award Agreement or, if the Award Agreement does not specifically so provide, by the Administrator at the time of exercise. To the extent any payment is effected in Shares, only that number of Shares actually issued in payment of the Share Appreciation Right shall be counted against the maximum number of Shares which may be issued under Section 3.
(d)Procedure for Exercise. Any Share Appreciation Right granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Share Appreciation Right shall be exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Share Appreciation Right and payment of Taxes which are required to be withheld or paid by the relevant Group Member. If Shares are issued or delivered upon exercise of a Share Appreciation Right, then such Shares shall be issued or delivered in the name of the Participant or, if requested by the Participant and if approved by the Administrator in its sole discretion, in the name of the Participant and in the name of one or more of his or her Family Members.
(e)Rights as a Shareholder. Until the Shares subject to a Share Appreciation Right are issued or delivered (by entry in the Company’s register of members), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Share Appreciation Right. The Company shall issue (or cause to be issued), or the Holding Vehicle will deliver, as applicable, such Shares promptly after the Share Appreciation Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12.
11.Non-Transferability.

Awards, and any interest therein, will not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process; provided, that (i) during a Participant’s lifetime, with the consent of the Administrator (on such terms and conditions as the Administrator determines appropriate), the Participant may transfer Nonstatutory Stock Options, Restricted Shares, Restricted Share Units and Share Appreciation Rights to his or her Family Members by gift or pursuant to domestic relations order in the settlement of marital property rights, and (ii) following a Participant’s death, Awards, to the extent they are vested upon the Participant’s death, may be transferred by will or by the laws of descent and distribution. Notwithstanding the above, Awards, and any interest therein, will not be transferable or assignable by a Participant, and may not be made subject to execution, attachment or similar process unless such transfer or assignment is made in compliance with the Applicable Laws and the requirements of any exchange on which the Shares are listed or traded.

12.Adjustments Upon Changes in Capitalization, Change in Control.
(a)Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award (or each outstanding Restricted Share Unit, Option or Share Appreciation Right if it covers more than one Share), the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the number of Shares subject to grant as Incentive Stock Options, as well as the price per Share covered by each such outstanding Award, shall be proportionally and equitably adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision, consolidation, capitalization issue, rights issue, stock dividend, amalgamation, spin-off, arrangement, reduction, combination or reclassification of Shares. Additionally, in the event of any other increase or decrease in the number of issued Shares effected without consideration by the Company, then the number of Shares covered by each outstanding Award (or each outstanding Restricted Share Unit, Option or Share Appreciation Right if it covers more than one Share), the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award and the limitations on the number of Shares subject to grant as Incentive Stock Options, as well as the price per Share covered by each outstanding Award may be adjusted for any increase or decrease in the number of issued Shares resulting therefrom. The conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The manner in which such adjustments under this Section 12(a) are to be accomplished shall be determined by the Board whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. For the avoidance of doubt, in the case of any extraordinary cash dividend, the Board shall make an equitable or proportionate adjustment to outstanding Awards to reflect the effect of such extraordinary cash dividend.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of commencement of such proposed dissolution or liquidation. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option, or Share Appreciation Right until fifteen (15) days prior to the commencement of such dissolution or liquidation as to all of the Shares covered thereby. In addition, the Administrator may provide that any vesting or voiding condition applicable to any Restricted Shares shall lapse as to all such Restricted Shares and any Shares issuable under any Restricted Share Units, shall be issued as of such date, provided, that the proposed dissolution or liquidation commences at the time and in the manner contemplated by the proposed dissolution or liquidation. To the extent it has not been previously exercised or paid out, each Award will terminate immediately prior to the commencement of such proposed dissolution or liquidation.

(c)Change in Control. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change in Control occurs, the Company, as determined in the sole discretion of the Administrator and without the consent of the Participant, may take any of the following actions:

(i)accelerate the vesting, in whole or in part, of any Award;

(ii)purchase any Award for an amount of cash or Shares equal to the value that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment); or

(iii)provide for the assumption, conversion or replacement of any Award by the successor corporation or a parent or subsidiary of the successor corporation with other rights (including cash) or property selected by the Administrator in its sole discretion or the assumption or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with such appropriate adjustments as to the number and kind of Shares and prices as the Administrator deems, in its sole discretion, reasonable, equitable and appropriate. In the event the successor corporation refuses to assume, convert or replace outstanding Awards, the Awards shall fully vest and the Participant shall have the right to exercise or receive payment as to all of the Shares subject to the Award, including Shares as to which it would not otherwise be vested, exercisable or otherwise issuable.

(d)Prior to any payment or adjustment contemplated under this Section 12, the Administrator may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Administrator.
13.Miscellaneous General Rules.
(a)Share Issuances. Notwithstanding anything herein to the contrary, the Company (or the Holding Vehicle, if applicable) shall not be required to issue or deliver any certificates evidencing Shares issued pursuant to the exercise or settlement of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with all Applicable Laws, and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any share certificate to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b)Paperless Administration. Subject to Applicable Laws, the Administrator may make Awards and provide applicable disclosure and procedures for exercise of Awards by an internet website, electronic mail or interactive voice response system for the paperless administration of Awards.
(c)Applicable Currency. The Award Agreement shall specify the currency applicable to such Award. The Administrator may determine, in its sole discretion, that an Award denominated in one currency may be paid in any other currency based on the prevailing exchange rate as the Administrator deems appropriate. A Participant may be required to provide evidence that any currency used to pay the exercise price or purchase price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.
(d)Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
(e)Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares issued under the Plan under any Applicable Laws. If the Shares issued or delivered under the Plan may in certain circumstances be exempt from registration under Applicable Laws the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.
(f)Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
(g)Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
(h)Fractional Shares. No fractional Share shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.
(i)No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Participants, Employees, Consultants or any other persons uniformly.

(j)Taxes. No Shares shall be delivered, and no payment shall be made under the Plan to any Participant until such Participant has made arrangements acceptable to the Administrator for the satisfaction of Taxes and any other costs and expenses in connection with the grant, exercise or vesting of Awards and/or the issuance and delivery of the Shares. The Company or the relevant Group Member shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Taxes. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow a Participant to satisfy Taxes by having the Company withhold Shares otherwise issuable under an Award having a Fair Market Value equal to the Taxes. Notwithstanding any other provision of the Plan, the number of Shares otherwise issuable under an Award which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award (or a portion thereof) after such Shares were acquired by the Participant from the Company) in order to satisfy all Taxes, unless specifically approved by the Administrator, shall be limited to the number of Shares otherwise issuable under an Award which have a Fair Market Value on the date such Shares are vested, withheld or repurchased, or such other date as the Administrator deems appropriate or as required under Applicable Law, equal to the aggregate amount of such Taxes. All elections by the Participants to have Shares otherwise issuable under an Award withheld for this purpose (as approved by the Administrator) shall be made in such form and under such conditions as the Administrator may deem necessary or advisable. The Administrator shall determine the Fair Market Value of the Shares, consistent with Applicable Law, for Taxes due in connection with a broker-assisted cashless Option exercise involving the sale of Shares, if any, to pay the Option exercise price or any Taxes.
(k)Buy-Out. In the sole discretion of the Administrator, any Award (in whole or in part) under the Plan may be settled in cash or other property in lieu of Shares; provided, however, payment in cash or other property in lieu of Shares shall not be made earlier than the time such Shares are deliverable pursuant to the terms of the Award. If any Award (in whole or in part) is settled in cash or other property in lieu of Shares, the number of Shares subject to such Award (or such portion thereof) shall revert to the Plan and again be available for grant or award under the Plan.
(l)Valuation. For purposes of Sections 12(c) and 13(k) where an Award is converted into or any underlying Share is substituted with cash or other property or securities (a “Substitute Property”), the valuation of such Award and its Substitute Property, or the exchange ratio between the two, shall be determined in good faith by the Administrator and supported by the valuation achieved in the relevant transaction, or in the absence of any such transaction, by an independent valuation expert selected by the Administrator.
(m)Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or Related Entity. Nothing in the Plan shall be construed to limit the right of the Company, any Subsidiary or any Related Entity (i) to establish any other forms of incentives or compensation for Service Providers, or (ii) to grant or assume options or other rights or awards other than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, securities or assets of any corporation, partnership, limited liability company, firm or association.

(n)Section 409A. To the extent that the Administrator determines that any Award granted to a U.S. Person under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section. The Administrator shall use commercially reasonable efforts to implement the provisions of this Section 13(n) in good faith; provided, that neither the Group, the Administrator nor any of the Group’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 13(n).
(o)Indemnification. To the extent allowable pursuant to Applicable Laws, the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum & Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
(p)Plan Language. The official language of the Plan shall be English. To the extent that the Plan or any Award Agreements are translated from English into another language, the English version of the Plan and Award Agreements will always govern, in the event that there are inconsistencies or ambiguities which may arise due to such translation.
(q)Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.
14.Amendment and Termination of the Plan.
(a)Effective Date; Term of Plan. This Plan became effective on the Effective Date and was approved by shareholders of the Company on September 2, 2014. The Plan shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under this Section 14.

(b)Amendment and Termination. The Board in its sole discretion may terminate this Plan at any time. The Board may amend this Plan at any time in such respects as the Board may deem advisable; provided, that to the extent necessary and desirable to comply with Applicable Laws, or stock exchange rules, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.
(c)Effect of Termination. Except as otherwise provided in Section 14, any amendment or termination of this Plan shall not affect Awards previously granted or issued, including those granted but remain unexercised, as the case may be, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the affected Participant and the Company, which agreement must be in writing and signed by such Participant and the Company.
15.Certain Securities Law Matters and Other Regulations.
(a)The obligation of the Company to settle Awards in Shares or other consideration (or, if applicable, of the Holding Vehicle to deliver Shares) shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to Applicable Laws or unless the Company has received an opinion of counsel, satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under any Applicable Laws any of the Shares to be offered or sold under the Plan.

The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of the Shares to the Participant, the Holding Vehicle’s delivery of the Shares to the Participant, the Participant’s acquisition of the Shares from the Company or the Holding Vehicle and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to the cancelled Award or portion thereof that otherwise would be immediately issuable to the Participant if not for the cancellation (such Fair Market Value to be determined as of the applicable exercise date, or the date that the Shares would have been vested or delivered, as applicable), over, (ii) to the extent not already been paid by the Participant, the aggregate exercise price or base price (or any other amount (other than a Tax withholding obligation) payable as a condition of delivery of Shares) that would have been payable by the Participant. Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(b)Notwithstanding any provision of the Plan to the contrary, in no event shall a Participant be permitted to exercise an Option in a manner that the Administrator determines would violate the United States Sarbanes-Oxley Act of 2002, or any other Applicable Law or the applicable rules and regulations of the U.S. Securities Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

16.Termination for Cause; Restrictive Covenant Violations; Other Breaches.
(a)Subject to Applicable Laws, (i) all of a Participant’s Options or Share Appreciation Rights, whether vested or unvested, and all other Awards granted to such Participant shall become ab initio void and the exercise of any such Options or Share Appreciation Rights shall therefore be automatically rescinded and void and (ii) considering that all of such Participant’s Awards, whether vested or unvested, are ab initio void, such Participant shall forthwith return to the Company (A) all Shares received in settlement or upon the exercise of such void Awards, (B) all cash, or other property that were received in settlement or upon the exercise of such void Awards, and/or (C) any proceeds, gains and/or economic benefits such Participant realized in connection with the sale, transfer or other disposition of the Shares or other property received in settlement or upon the exercise of such void Awards, and the Company shall have the right to take all actions to effect the return from such Participant of all such Shares, cash or other property, and/or proceeds, gains and/or economic benefits, upon the occurrence of any applicable event as may be specified in the applicable Award Agreements, including but not limited to Termination for Cause, breaches of restrictive covenants, or commission of Specified Tortious Conduct.(b) Any such void Shares shall revert to the Plan and again be available for grant or award under the Plan.
(c)For the avoidance of doubt, (i) the Company may direct that a Participant return any Shares such Participant is required to return pursuant to this Section 16 or any other applicable provision of the Plan to the Holding Vehicle, in which case the Participant will be required to return such Shares to such Holding Vehicle, and the Holding Vehicle may make any required payment pursuant to Section 16 or any other applicable provision of the Plan in place of the Company, and (ii) the cancellation of any Shares pursuant to any provision of this Plan may be accomplished by requiring that the Participant transfer such Shares to the Holding Vehicle for zero consideration.
17.Governing Law.

This Plan shall be governed by the laws of the Cayman Islands, except as otherwise provided in this Plan.